UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Soliciting Material Pursuant to § 240.14a-12

ALLIANCE HEALTHCARE SERVICES, INC.

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Filed by Alliance HealthCare Services, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Alliance HealthCare Services, Inc.

Commission File No.: 001-16609

On April 11, 2017, Alliance HealthCare Services, Inc. (“Alliance”) issued the following letter via e-mail to Alliance employees. The press release filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 11, 2017 was sent as an attachment to the e-mail.

Dear Team Members:

I am pleased to share with you that a merger agreement was signed today with our majority shareholder, Tahoe. This is an important step forward in the process that began in December 2016, and is subject to some remaining conditions. If those conditions are met, it means that Tahoe would acquire all of the outstanding common stock of Alliance that it does not beneficially own currently and the company will become private.

As mentioned previously, on December 12th, our Board of Directors received a letter from Tahoe in which they expressed an interest in acquiring all outstanding shares of Alliance HealthCare Services’ stock that are not currently owned by Tahoe. This merger agreement is the outcome of the work that has been done by the Special Committee of our Board of Directors and its advisors in response to that letter.

There are certain customary closing conditions that must be met in order for the transaction to complete. Most significantly, this merger agreement is subject to approval by holders of a majority of the outstanding shares of Alliance common stock that are not beneficially owned by the members of the Tahoe Group or certain senior executive officers of the Company. To give you a sense of the remaining timing, it is normal for this process to continue for at least the next few months.

What does this mean for our team and for each of you?

It is my strong desire, and also a desire of Tahoe’s, that becoming a private company results in better support our team and strategy, rather than impact us in a negative way. Personally, I am excited for this next step in our evolution. As a private company with an ownership group that is well capitalized and strategically aligned, we become more agile and are better able to capitalize on the opportunities before us. As we have discussed during recent strategy meetings, we are a market leader in the US in our segments and as a result are well positioned to be a leading player as these segments consolidate. While still very early on in our China expansion strategy, it is clear that we have a tremendous opportunity to bring high quality healthcare to this very large market.

It’s important for you and all Team Members to know that Alliance is expected to remain headquartered in southern California. As you know, we have recently signed an 8-year lease for an office space in Irvine for our Resource Center team and our expected move date is May 19th. Alliance’s executive management team is expected to remain in place, and all of Alliance’s divisions within the United States are expected to continue unaffected. I’m very pleased that Tahoe has been and continues to be very supportive of our efforts both in the United States and more recently in China.

If you have any specific questions, please send them to me or to [***] and we will compile a list of FAQs.

Thank you in advance for staying focused on supporting patient care throughout this process. As always, I will continue to update you with information as it becomes available.

Warm Regards,

Tom Tomlinson, CEO

Attachment: News Release issued to the market today.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Alliance HealthCare Services, Inc. (the “Company”, “Alliance”, “we” or “us”) by THAIHOT Investment Company US Limited (“Parent”), a Delaware corporation and indirect wholly-owned subsidiary of Tahoe Investment Group Co., Ltd., an entity organized under the laws of the People’s Republic of China (“Tahoe,” and together with Parent, THAIHOT Investment Company Limited, an exempted company incorporated under the laws of the Cayman Islands and indirect wholly-owned subsidiary of Tahoe, Alliance Healthcare Services Merger Sub Limited, a Delaware corporation and wholly-owned subsidiary of Parent and their respective affiliates, the “Tahoe Group”). In connection with the proposed merger, Alliance will file with the SEC and furnish to Alliance’s stockholders a proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, ALLIANCE’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by Alliance with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the proxy statement, when available, and other relevant documents from Alliance’s website at www.alliancehealthcareservices-us.com/proxy or by directing a request to Alliance HealthCare Services, Inc., Attn: Rhonda Longmore-Grund, CFO, 100 Bayview Circle, Suite 400, Newport Beach, California 92660 or calling 949.242.5300.

Participants in the Solicitation

Alliance and its directors, executive officers and certain other members of management and employees of Alliance may be deemed to be “participants” in the solicitation of proxies from the stockholders of Alliance in connection with the proposed Merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of Alliance in connection with the proposed Merger, which may be different than those of Alliance’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Stockholders can find information about Alliance and its directors and executive officers and their ownership of Alliance’s Common Stock in Alliance’s definitive proxy statement for its most recent annual meeting of stockholders, filed with the SEC on April 29, 2016, and additional information about the ownership of Alliance’s Common Stock by Alliance’s directors and executive officers is included in their Forms 3, 4 and 5 filed with the SEC.

Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. This communication contains forward-looking statements related to Alliance, the Tahoe Group and the proposed acquisition of Alliance by the Tahoe Group and their respective affiliates. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact, including statements containing the words “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or the negative of these terms, are statements that could be deemed forward-looking statements. Risks, uncertainties and other factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; (iii) the failure of the proposed merger to close for any other reason; (iv) risks related to disruption of management’s attention from Alliance’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against Alliance and others relating to the merger agreement; (vi) the risk that the pendency of the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed merger; (vii) the effect of the announcement of the proposed merger on Alliance’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in Alliance’s Annual Report on Form 10–K for the fiscal year ended December 31, 2016, filed with the SEC on March 10, 2017, under the heading “Item 1A. Risk Factors,” and in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The forward-looking statements represent Alliance’s views as of the date on which such statements were made and Alliance undertakes no obligation to publicly update such forward-looking statements.